UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

Webster Financial Corporation.

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut	06702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 578-2202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 26, 2012, Webster Financial Corporation (the “Company” or “Webster”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The Company’s shareholders approved each of the four proposals detailed in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 23, 2012.

The proposals voted on by the shareholders at the Annual Meeting were as follows:

1.	The Company’s shareholders elected three individuals to the Board of Directors to serve one-year terms, as set forth below:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Robert A. Finkenzeller	74,824,042	1,139,137	6,695,745
Laurence C. Morse	75,452,520	510,659	6,695,745
Mark Pettie	72,996,884	2,966,295	6,695,745

2.	The Company’s shareholders approved, on a non-binding, advisory basis, the compensation of the named executive officers of Webster, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
70,781,082	4,969,979	212,118	6,695,745

3.	The Company’s shareholders approved an amendment to and restatement of Webster’s Second Restated Certificate of Incorporation, as amended, to provide for the annual election of directors, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
75,611,720	215,815	135,644	6,695,745

4.	The Company’s shareholders ratified the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Webster for the fiscal year ending December 31, 2012, as set forth below:

Votes For	Votes Against	Abstain
82,316,351	219,508	123,065

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: April 27, 2012	By:	/s/ Harriet Munrett Wolfe
		Name:	Harriet Munrett Wolfe
		Title:	Executive Vice President,
General Counsel and Secretary